EXHIBIT 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 11-K, into the Company's previously filed Registration Statement on Form S-8 File Nos. 33-62029 and 333-64921.


/s/  ARTHUR ANDERSEN LLP
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ARTHUR ANDERSEN LLP

Salt Lake City, Utah
June 28, 2000